UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2024

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5508 Highway 290 West, Suite 120
Austin, Texas, 78735
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2024, Ideal Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, as representative of the underwriters named therein (the “Underwriter”), relating to the underwritten public offering of 1,366,668 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 633,332 shares of Common Stock (the “Offering”). The public offering price was $7.50 per share of Common Stock and $7.499 per Pre-Funded Warrant, which warrants have an exercise price of $0.001 per share. The Pre-Funded Warrants expire when they are exercised in full.

In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 30 days, to purchase up to 300,000 additional shares of Common Stock. The net proceeds to the Company from the Offering are expected to be approximately $13.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, and assuming no exercise of the option. The Offering closed on March 28, 2024.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-269060) that was filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2022 and declared effective by the Commission on January 9, 2023. A preliminary and final prospectus supplement were filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”) on March 25, 2024 and March 27, 2024, respectively.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On March 25, 2024, the Company issued two press releases, the first announcing that it had commenced the Offering and the second announcing the pricing of the Offering. On March 28, 2024, the Company issued a press release announcing the closing of the Offering. Copies of press releases are filed as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 25, 2024, between Ideal Power Inc. and Titan Partners Group LLC.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Perkins Coie LLP.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
99.1	Press Release, dated March 25, 2024, regarding commencement of the Offering.
99.2	Press Release, dated March 25, 2024, regarding pricing of the Offering.
99.3	Press Release, dated March 28, 2024, regarding closing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Dated: March 28, 2024	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer